UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2019

EMERALD BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55136	45-0692882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 North Marina Drive, Long Beach, CA 90803
(Address of principal executive offices)

(949) 396-0330
(Registrant’s telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Effective August 21, 2019, Emerald Bioscience, Inc. (the “Company”) appointed Dr. Dennis Kim as Chief Medical Officer of the Company. Until Dr. Kim’s appointment, Dr. Brian Murphy, the Company’s Chief Executive Officer, served as the Company’s Chief Medical Officer.

Dr. Kim is a physician biotechnology executive with specialty training in endocrinology/metabolism spanning approximately 20 years of drug/product development and corporate strategy experience in the biotech and medical technology industries. Dr. Kim previously served as Chief Medical Officer of Emerald Health Sciences, Inc. Prior to that he was Chief Medical Officer at Zafgen, Inc. for over 7 years where he oversaw all aspects of clinical and medical affairs in the field of diabetes, obesity, and rare metabolic/genetic disorders. Prior to joining Zafgen, Dr. Kim held multiple senior-level positions at Orexigen Therapeutics (Sr. VP of Medical and Clinical Affairs), EnteroMedics (Chief Medical Officer) and Amylin Pharmaceuticals (Exec Director of Corporate Strategy). He holds an MD from the University of Health Sciences, The Chicago Medical School, an MBA from UCSD Rady School of Management and a B.S. in biology from the University of California at Los Angeles. His endocrinology/metabolism specialty fellowship training was completed at UCSD School of Medicine.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD BIOSCIENCE, INC.

Dated: August 23, 2019	By:	/s/ Dr. Brian Murphy
Dr. Brian Murphy
Chief Executive Officer

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